Exhibit 99.1

FOR IMMEDIATE RELEASE	NR10-11

DYNEGY INC. AGREES TO BE ACQUIRED BY BLACKSTONE

•	Dynegy stockholders to receive $4.50 per share in cash, representing a premium of 62 percent to prior day’s closing price

•	Transaction valued at approximately $4.7 billion

HOUSTON (August 13, 2010) – Dynegy Inc. (NYSE: DYN) today announced that it has entered into a definitive merger agreement pursuant to which it will be acquired by an affiliate of The Blackstone Group L.P. (NYSE: BX) in a transaction valued at approximately $4.7 billion, including the assumption of existing debt.

Under the terms of the merger agreement, Dynegy stockholders will receive $4.50 in cash for each outstanding share of Dynegy common stock they own, which represents a 62 percent premium to the closing share price on August 12, 2010.

“Dynegy’s Board of Directors believes the proposed transaction with Blackstone provides our stockholders with a significant premium over the current stock price and removes the risks to the existing stockholders associated with volatile commodity prices, challenging capital markets and environmental and regulatory uncertainties,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc. “Blackstone is a world-class firm with substantial resources and investment experience in the power generation business, and we believe they are well positioned to lead Dynegy going forward as a private company.”

“We share Dynegy’s commitment to safety, operational reliability and environmental responsibility,” said David Foley, Senior Managing Director of Blackstone. “We look forward to working together with Dynegy’s employees to realize the full potential of the company’s attractive portfolio of power generation assets.”

After careful analysis, Dynegy’s Board of Directors has approved the merger agreement and recommended that Dynegy’s stockholders adopt the merger agreement with an affiliate of Blackstone. A special meeting of Dynegy’s stockholders will be held following the preparation and filing of a proxy statement with the Securities and Exchange Commission and a subsequent mailing to stockholders. The company will use its reasonable best efforts to file a preliminary proxy statement related to the merger within 15 business days after the date of the merger agreement, and it is currently anticipated that the stockholder meeting will be held in the fourth quarter 2010.

Under the merger agreement, Dynegy is permitted to solicit alternative proposals from third parties for a period of 40 days after the date of the merger agreement. There can be no assurance that the solicitation of alternative proposals will result in Dynegy receiving a superior proposal from a third party.

The transaction is expected to close by the end of 2010. Completion of the transaction is subject to customary closing conditions, including approval by Dynegy stockholders and receipt of regulatory approvals. The transaction is not subject to any financing conditions, and a fund managed by Blackstone has committed to contribute all of the equity necessary to complete the transaction.

In addition to the transaction discussed in this news release, Blackstone and NRG Energy have entered into a separate and exclusive agreement through which NRG Energy will acquire four natural gas-fired assets currently owned by Dynegy – the Casco Bay facility in Maine and the Moss Landing, Morro Bay and Oakland facilities in California – for cash consideration of approximately $1.36 billion. The consummation of the merger transaction between Dynegy and Blackstone is contingent upon the concurrent closing of the Blackstone and NRG Energy transaction.

Goldman, Sachs & Co. and Greenhill & Co., LLC acted as financial advisors to Dynegy and provided Dynegy’s Board of Directors with fairness opinions related to the transaction. Sullivan & Cromwell LLP acted as legal counsel to Dynegy. Credit Suisse Securities (USA) LLC and Blackstone Advisory Partners acted as financial advisors to Blackstone. Simpson Thacher & Bartlett LLP acted as legal counsel to Blackstone.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 12,200 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

About The Blackstone Group L.P.

Blackstone is one of the world’s leading investment and advisory firms. Its alternative asset management businesses include the management of private equity funds, real estate funds, hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements”. All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate”, “estimate”, “project”, “forecast”, “plan”, “may”, “will”, “should”, “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

(i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy and its impacts on our business; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the merger between Dynegy and an affiliate of Blackstone, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

Additional Information and Where to Find It

In connection with the Merger, Dynegy will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the company. BEFORE MAKING ANY

VOTING DECISION, DYNEGY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the company’s website, http://www.dynegy.com.

Participants in Solicitation

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the special meeting of stockholders that will be held to consider the Merger. Information about Dynegy’s directors and executive officers and their ownership of the company’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Dynegy Inc., Houston

Media: David Byford, 713-767-5800

Analysts: Laura Hrehor, 713-507-6466

or

Blackstone

Media: Peter Rose, 212-583-5871

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